MINUTES

                                AND

                              BY LAWS

                                 OF

              AMERI-CAN RAILWAY SYSTEMS, INCORPORATED

                  INCORPORATED UNDER THE LAWS OF

                      STATE OF NEW HAMPSHIRE

      CONSENT TO ACTION TAKEN IN LIEU OF ORGANIZATION MEETING

                                Of

              AMERI-CAN RAILWAY SYSTEMS, INCORPORATED


    The undersigned being the incorporator(s) of the corporation hereby consent to and ratify the action taken to organize the corporation as hereafter stated:

      The Certificate of Incorporation filed on MAY 4, 1998 with the Secretary of State of this state was approved and inserted in the record book of the corporation.

      The persons whose names appear below were appointed directors of the corporation to serve for a period of one year and until their successors are appointed or elected and shall qualify:

     SYDNEY HARLAND, CHAIRMAN      PATRICK SHEA
     DONALD HATHAWAY               PETER HOULT
     JOHN ANDREWS                  ROBERT ESECSON

     The persons whose names appear below were appointed officers of the corporation to serve for a period of one year and until their successors are appointed or elected and shall qualify:


     CHAIRMAN & CEO:     SYDNEY HARLAND
     PRESIDENT & COO:    PETER ROSS
     SECRETARY:          ROBERT ESECSON
     TREASURER:          MARK MIZIOLEK



     By-laws, regulating the conduct of the business and affairs of the corporation as prepared by the counsel for the corporation were adopted and inserted in the record book.

[Deleted Seal]

     The seal, an impression of which appears in the margin of this consent was adopted as the corporate seal of the corporation, and the specimen of certificates for shares in the form exhibited and inserted in the record book was adopted as the corporate stock certificate.

    The directors were authorized to issue the unsubscribed capital stock of the corporation at such times and in such amounts as it shall determine, and to accept in payment thereof cash, labor done, personal property, real property or leases thereof, or such other property as the board may deem necessary for the business of the corporation.

     The treasurer was authorized to open a bank account with KEY
BANK NATIONAL ASSOCIATION located at NIAGARA FALLS, NEW YORK 14304 and a resolution for that purpose on the printed form of said bank was adopted and inserted in the record book.

    The president was authorized to designate the principal office of the corporation in this state as the office for service of process on the corporation, and to designate such further agents for service of process within or without this state as is in the best interests of the corporation. The president was further authorized to execute any and all certificates or documents to implement the above.



Dated MAY 6, 1998.

                                         /s/ Sydney Harland
                                        _____________________
                                         stockholder


                                         _____________________
                                         stockholder


                                         _____________________
                                         stockholder



     A true copy of each of the following papers referred to in the foregoing consent is appended hereto.


                 Certificate of Incorporation
                 Specimen stock certificates
                 Resolution designating depository of funds
                 By-Laws

                              BY-LAWS

                                OF

                 AMERI-CAN RAILWAY SYSTEMS, INCORPORATED


                        ARTICLE I - OFFICES


 The principal office of the corporation in the State of NEW YORK shall be located at 100 WALNUT STREET, CHAMPLAIN, NEW YORK 12919 County of CLINTON, NEW YORK. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.



                   ARTICLE II - STOCKHOLDERS


 1.  ANNUAL MEETING.

      The annual meeting of the stockholders shall, subject to the certificate of incorporation be held at such a place in or outside the State of New Hampshire as the directors may determine for the purpose of hearing and receiving the reports and statements required by the Act to be read and laid before the stockholders at any annual meeting, electing directors, reappointing, if necessary, the incumbent auditor and fixing or authorizing the board of directors to fix his remuneration. No other business shall be transacted at the annual meeting of the stockholders unless such meeting is also properly constituted as a special meeting of stockholders.

  2. SPECIAL MEETINGS.

      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall Be called by the president at the request of the holders of a SIMPLE MAJORITY 50.1 per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

 3. PLACE OF MEETING.

      The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate

                             By-Laws 1
any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.   NOTICE OF MEETING.

   Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than 10 DAYS nor more than 30 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.


5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 15 days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 5 days and, in case of a meeting of stockholders, not less than 2 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders

                             By-Laws 2
has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.  VOTING LISTS.

   The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 30 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 30 days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.


7.  QUORUM.

     At any meeting of stockholders, more than 50% of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.   PROXIES.

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING.

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by

                             By-Laws 3
proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.  ORDER OF BUSINESS.

     The order of business at all meetings of the stockholders, shall be as follows;

       1.  Roll Call.

       2.  Proof of notice of meeting or waiver of notice.

       3.  Reading of minutes of preceding meeting.

       4.  Reports of Officers.

       5.  Reports of Committees.

       6.  Election of Directors.

       7.  Unfinished Business.

       8.  New Business.


 11.  INFORMAL ACTION BY STOCKHOLDERS.

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.



                             By-Laws 4

                 ARTICLE III - BOARD OF DIRECTORS

1.  GENERAL POWERS.

     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS.

      The number of directors of the corporation shall be 6. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.  REGULAR MEETINGS.

     A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS.

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.  NOTICE.

       Notice of any special meeting shall be given at least 7 days previously thereto by written notice delivered personally, or by fax or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                             By-Laws 5

6.  QUORUM.

      At any meeting of the directors four shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.  MANNER OF ACTING.

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office only if a quorum exists. Vacancies occuring by reason of the removal of directors without cause shall be filled by vote of more than 50% of the then outstanding stockholders entitled to vote. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS.

    Any or all of the directors may be removed by cause by a majority vote of the stockholders. Directors may be removed without cause only by more than 50% of the then outstanding stock entitled to vote.


10.  RESIGNATION.

     A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  C0MPENSATION.

     No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                             By-Laws 6

12. PRESUMPTION OF ASSENT.

     A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.  EXECUTIVE AND OTHER COMMITTEES.

     The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.




                             By-Laws 7

                       ARTICLE IV - OFFICERS

1. NUMBER.

     The officers of the corporation shall be a CHAIRMAN, a PRESIDENT, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.  ELECTION AND TERM OF OFFICE.


     The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL.

     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.  CHAIRMAN

      The Chairman shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the directors, shall in general supervise and control all the business and affairs of the corporation. He shall be a director of the Corporation and he shall, when present, preside at all meetings of the stockholders and of the directors. The Chairman shall perform such other duties as may be prescribed by the directors of the Corporation from time to time.

5A. PRESIDENT

     The President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the directors and of the Chief Executive Officer, be responsible for the day to day management of the corporation. He may sign, with the secretary or, any other proper officer of the Corporation thereunto authorized by the directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall expressly delegated by the directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the directors from time to time.

                        By-Laws  8
perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.   VICE-PRESIDENT.

      In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

 7.  SECRETARY.

      The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

 8.  TREASURER.

      If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

 9. SALARIES.

      The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                             By-Laws 9

     ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.  CONTRACTS.

      The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

2. LOANS.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.  CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4. DEPOSITS.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER


1.  CERTIFICATES FOR SHARES.

     Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the

                            By-Laws 10
former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued there for upon such terms and indemnity to the corporation as the directors may prescribe.

2.  TRANSFERS OF SHARES.

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office,

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.



                  ARTICLE VII - FISCAL YEAR

       The fiscal year of the corporation shall begin on the 31st
Day of December in each year.


                     ARTICLE VIII - DIVIDENDS


       The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.



                         ARTICLE IX - SEAL


     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                            By-Laws 11

                   ARTICLE X - WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



                  ARTICLE XI - AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.



                 ARTICLE XII - INDEMNIFICATION

(a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that that person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with that proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or on a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a n-Lanner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe was unlawful.

(b) The corporation shall have power to indemnify anv person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of that action if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made for any of the following:

   (1) Any claim, issue, or matter for which any person has been adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court where the proceeding was or is pending determines on application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court determines,

   (2) Amounts paid in settling or otherwise, disposing of a threatened or pending action without court approval; or

   (3) Expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.



                            By-Laws 12

               [DELETED STOCK CERTIFICATE]

                         Ameri-can Railway
                       Systems, Incorporated


                  AUTHORIZED STOCK 50,000,000 SHARES

                          $.001 PAR VALUE



This Certifies that ________________________________ is the
registered holder of ___________ shares

          Ameri-can Railway Systems, Incorporated

Transferable only on the books of the Corporation by the holder hereof in presence of attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.


Seal



_______________________                 _____________________
Chief Executive Officer                 Secretary

KeyBank         Business Non-Personal Signature Card

                     [DELETED SIGNATURE CARD]

Payees and Payments Exempt from Backup Withholding -- The following is a list of payees exempt from Backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item 9. For broker transactions, payees listed in 1 through 13, and a person registered under the Investment Advisers Act of 1940 who regularly act as a broker are exempt.

Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items 1 through 7, except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items 2 through 6 are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

1.  A corporation.

2. An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).

3. The United States or any of its agencies or instrumentalities.

4. A state, the District of Columbia, a possession of the United
   States, or any of their political subdivisions or instrumentalities.

5. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

6. An international organization or any of its agencies or instrumentalities.

7. A foreign central bank of issue.

8. A dealer in securities or commodities required to register in the United States or a possession of the United States.

9. A futures commission merchant registered in the Commodity
   Futures Trading Commission.

10. A real estate investment trust

11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

12. A common trust fund operated by a bank under section 584(a).

13. A financial institution.

14. A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

15. A trust exempt from tax under section 664 or described in section 4947.


05/04/98